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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Cooker Restaurant Corporation

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Cooker Restaurant Corporation or our report dated January 27, 1999, relating to the consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended January 3, 1999 of Cooker Restaurant Corporation and subsidiaries, which report appears in the December 31, 2000 annual report on Form 10-K of Cooker Restaurant Corporation.


                                      /s/ KPMG LLP
                                    --------------------------------------------
                                    KPMG LLP

Fort Lauderdale, Florida
March 30, 2001